THE FIRST TRUST GNMA, SERIES 101

                         TRUST AGREEMENT

                    Dated:  January 18, 2007

     This Trust Agreement among First Trust Portfolios, L.P., as Depositor, The Bank of New York, as Trustee, First Trust Advisors L.P., as Evaluator and Portfolio Supervisor and FTP Services LLC, as Fund/SERV Eligible Unit Servicing Agent, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust GNMA, Series 96 and certain subsequent Series, Effective January 20, 2005" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

 SPECIAL TERMS AND CONDITIONS OF TRUST FOR THE FIRST TRUST GNMA,
                           SERIES 101

     The following special terms and conditions are hereby agreed to:

    (A)   The  Securities defined in Section  1.01(5)  listed  in
Schedule  A hereto have been deposited in trust under this  Trust
Agreement and shall include any securities deposited in the Fund pursuant to Section 2.01 hereof.

    (B)   The  number  of  Units  in the  Trust  referred  to  in
Section   2.03   is  set  forth  under  "Summary   of   Essential
Information - Initial Number of Units" in the Prospectus.

    (C) For the Trust the First General Record Date shall be set forth under "Summary of Essential Information" in the Prospectus.

    (D) For the Trust the First Settlement Date shall be set forth under "Summary of Essential Information - First Settlement
Date" in the Prospectus.

    (E)    For  the  Trust the Record Dates and the  Distribution
Dates shall be set forth under "Summary of Essential Information" in the Prospectus.

    (F) First Trust Advisors L.P.'s compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust and FTP Services LLC's compensation as referred to in Section 3.17 of the Standard Terms and Conditions of Trust shall collectively be an annual fee in the amount of $0.60 per 100 Units.

                             PART III

     A. Notwithstanding any provision to the contrary in the Standard Terms and Conditions of Trust, the Trustee may deem and treat the Fund/SERV Eligible Unit Servicing Agent as the sole Unit holder of Fund/SERV Eligible Units for all purposes of the Indenture and shall not be affected by any notice to the contrary.

     B.   Section  1.01 of the Standard Terms and  Conditions  of
Trust shall be amended to include the following:

     "Section 1.01(18). "Fund/SERV Eligible Unit Servicing Agent" shall mean FTP Services LLC or any successor Fund/SERV Eligible
Unit servicing agent appointed as hereinafter provided."

     C.   Section  3.05. of the Standard Terms and Conditions  of
Sub-Trust shall be amended to include the following at the end of sub-section (a)-(d):

     "(e) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Fund/SERV Eligible Unit Servicing Agent the amount that it is entitled to receive pursuant to Section 3.17."

     D.   Article  III  of the Standard Terms and  Conditions  of
Trust shall be amended to include the following section:

     "Section 3.17. Fund/SERV Eligible Unit Servicing Agent. (a) The Fund/SERV Eligible Unit Servicing Agent shall perform all of the duties with respect to recordkeeping of Fund/SERV Eligible Units and Fund/SERV Eligible Unit holders, distributions, redemption of Fund/SERV Eligible Units and communications to and with Fund/SERV Eligible Unit holders listed below.

     (1) The Fund/SERV Eligible Unit Servicing Agent shall keep proper books of record and account of all of the transactions in the Fund/SERV Eligible Units of each Trust under this Indenture at its corporate office, including a record of the name and address of, and the Fund/SERV Eligible Units issued by each Trust and held by, every Fund/SERV Eligible Unit holder, and such books and records of each Trust shall be made available to the Trustee and the Depositor promptly upon request and open to inspection by any Fund/SERV Eligible Unit holder of such Trust, with respect to such Fund/SERV Eligible Unit holders transactions, at all reasonable times during usual business hours. Without limiting the foregoing, the Fund/SERV Eligible Unit Servicing Agent shall make any records or documents described in Reg. 270.31(a)-1 under the Investment Company Act of 1940 available promptly to the Trustee and the Depositor upon request during usual business hours and will preserve such records and documents for the periods prescribed in Reg. 270.31(a)-2 thereunder.

     (2) The Fund/SERV Eligible Unit Servicing Agent shall distribute on or shortly after the Distribution Dates specified in the Trust Agreement to each Fund/SERV Eligible Unit holder of record on its books on the Record Date for each such Distribution Date specified in the Trust Agreement such Fund/SERV Eligible Unit holder's distribution as computed under the Standard Terms and Conditions of Trust.

     (3) In connection with such distributions set forth above, the Fund/SERV Eligible Unit Servicing Agent shall furnish a Distribution Statement to Fund/SERV Eligible Unit holders of record on its books. The content and frequency of such Distribution Statements shall in no respect be less detailed or frequent than that specified in Section 3.06 of the Standard Terms and Conditions of Trust.

     (4) The Fund/SERV Eligible Unit Servicing Agent shall transmit to each Fund/SERV Eligible Unit holder of record any notice or other communication received from the Trustee and shall be solely responsible for soliciting and transmitting to the Trustee any notice required from Fund/SERV Eligible Unit holders.

     (5) For purposes of permitting Fund/SERV Eligible Unit holders to satisfy any reporting requirements of applicable federal or state tax law, the Fund/SERV Eligible Unit Servicing Agent shall provide the Trustee with the name, address, number of Fund/SERV Eligible Units held by, and such other information as requested by the Trustee, for every Fund/SERV Eligible Unit holder so that the Trustee can transmit to any Fund/SERV Eligible Unit holder of record on the Fund/SERV Eligible Unit Servicing Agent's books any reports required to be distributed pursuant to
Section 4.02 of the Standard Terms and Conditions of Trust. The Trustee may rely on the accuracy and completeness of the information (including any records or documents made available) provided to it by the Fund/SERV Eligible Unit Servicing Agent and may accept such information without inquiry. Each of the Depositor and the Fund/SERV Eligible Unit Servicing Agent hereby agree, jointly and severally, to indemnify the Trustee and hold Trustee harmless from and against any and all costs, expenses, penalties, damages, liabilities or claims including attorneys' and accountants' fees sustained or incurred by or asserted against the Trustee by reason of or as a result of any of the information provided to the Trustee by the Fund/SERV Eligible Unit Servicing Agent being inaccurate or incomplete. This indemnity shall be a continuing obligation of each of the Depositor and the Fund/SERV Eligible Unit Servicing Agent, and their successors and assigns, notwithstanding the termination of this Trust Agreement.

     (6) The Fund/SERV Eligible Unit Servicing Agent shall distribute to redeeming Fund/SERV Eligible Unit holders of record on its books redemption proceeds it receives pursuant to Section
5.02 of the Standard Terms and Conditions of Trust from the Trustee as the sole record owner of Fund/SERV Eligible Units on the Trustee's books.

     (7) The Fund/SERV Eligible Unit Servicing Agent shall distribute to Fund/SERV Eligible Unit holders of record on its books a pro rata portion of termination proceeds it receives pursuant to Section 8.02 of the Standard Terms and Conditions of Trust from the Trustee as the sole record owner of Fund/SERV Eligible Units on the Trustee's books.

     (8) In connection with such termination distributions set forth above, the Fund/SERV Eligible Unit Servicing Agent shall furnish a Final Distribution Statement to Fund/SERV Eligible Unit holders of record on its books. The content of such Final Distribution Statements shall in no respect be less detailed than that specified in Section 8.02 of the Standard Terms and Conditions of Trust.

     (9) As requested by the Depositor and/or the Trustee, the Fund/SERV Eligible Unit Servicing Agent shall perform such other functions which, from time to time, are agreed upon by the parties hereto and which may give rise to additional fees.

     (b) As compensation for providing the services set forth herein, of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be performed by the Trustee, FTP Services LLC shall receive, in arrears, against a statement or statements therefore submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of the Standard Terms and Conditions of Trust, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which FTP Services LLC provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by FTP Services LLC for rendering the services described in this Section 3.17 and First Trust Advisors, L.P. for rendering the services described in Section 4.03 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to FTP Services LLC and First Trust Advisors, L.P. of supplying such services in such year. Such compensation may, from time to time, be adjusted by the Depositor provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefore from FTP Services LLC, which shall constitute the representation by FTP Services LLC that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by FTP Services LLC of providing Fund/SERV Eligible Unit shareholder servicing hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and/or Principal Accounts, in accordance with Section 3.05 of the Standard Terms and Conditions of Trust.

     If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.17, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.17.

     All moneys payable to the Fund/SERV Eligible Unit Servicing Agent pursuant to this Section 3.17 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 of the Standard Terms and Conditions of Trust.

      (c) The Fund/SERV Eligible Unit Servicing Agent shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, pursuant to this Indenture, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Fund/SERV Eligible Unit Servicing Agent shall not in any event be liable or responsible for any evaluation made by the Evaluator.

     (d)  Except as the context otherwise requires, the Fund/SERV
Eligible Unit Servicing Agent shall be subject to the provisions of Section 4.05 herein in the same manner as it would if it were the Evaluator.

     (e) The Fund/SERV Eligible Unit Servicing Agent shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the operations of the Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including without limitation any loss, liability or expense incurred in acting pursuant to written directions to the Fund/SERV Eligible Unit Servicing Agent given by the Trustee or Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Fund/SERV Eligible Unit Servicing Agent deems necessary in its discretion to protect the Trust and the rights and interests of the Fund/SERV Eligible Unit holders pursuant to the terms of this Indenture.

     (f) The Fund/SERV Eligible Unit Servicing Agent shall conduct its operations in a manner that is compatible with the current operational procedures and requirements of the Trustee (including, without limiting the foregoing, the provision and receipt of data in such format and meeting such technical requirements as the Trustee may specify) and shall exercise its best efforts to accommodate any changes in the operational procedures and requirements which the Trustee may make upon prior notice to the Fund/SERV Eligible Unit Servicing Agent. The Depositor acknowledges and agrees that the default of the Fund/SERV Eligible Unit Servicing Agent in its obligations under this paragraph, or the performance by the Fund/SERV Eligible Unit Servicing Agent of its obligations in a manner which shall adversely affect the Trustee's performance of its duties, shall be a sufficient grounds for the Trustee to remove the Fund/SERV Eligible Unit Servicing Agent pursuant to Section 3.17(d) and
Section 4.05.

     (g) As used in this Section 3.17, "Fund/SERV Eligible Unit holder," when referring to the records of the Trustee, shall mean the Fund/SERV Eligible Unit Servicing Agent and, when referring to the records to be maintained by the Fund/SERV Eligible Unit Servicing Agent, shall mean each owner of a Fund/SERV Eligible Unit identified on the records of the Fund/SERV Eligible Unit Servicing Agent."

     E. Section 4.01 of the Standard Terms and Conditions of Trust shall be amended to include the Fund/SERV Eligible Unit Servicing Agent among the parties who are furnished information concerning the Evaluation of each issue of Securities deposited in the Trust and the Trust Fund Evaluation.

     F. The last sentence of the first paragraph of Section 3.14 shall be replaced with the following:

     "Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by First Trust Advisors, L.P. for rendering the services described in this Section 3.14 and FTP Services LLC for rendering the services described in Section 3.17 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to FTP Services LLC and First Trust Advisors, L.P. of supplying such services in such year.

     G.   Section  4.04 of the Standard Terms and  Conditions  of
Trust  shall  be amended to include the Fund/SERV  Eligible  Unit
Servicing Agent replaced in its entirety by the following:

     "Section 4.04. Liability of Evaluator. The Trustee, Fund/SERV Eligible Unit Servicing Agent, Depositor and the Unit holders may rely on any Evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, Fund/SERV Eligible Unit Servicing Agent, Depositor or the Unit holders for errors in judgement; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder."

     H.   The  second sentence of the first paragraph of  Section
5.01 shall be amended to delete subsection (ii) of such sentence and replace it in its entirety with the following:

"(ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the Fund/SERV Eligible Unit Servicing Agent, the Depositor and its counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of Evaluation,"

     I.   Section 6.01(c) of the Standard Terms and Conditions of
Trust shall be replaced in its entirety with the following:

     "(c)    The  Trustee  shall not be  responsible  for  or  in
respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Portfolio Supervisor, the Evaluator, or the Fund/SERV Eligible Unit Servicing Agent, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units or of the Certificates (except for the due execution thereof by the Trustee) or for the due execution thereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder, the Fund/SERV Eligible Unit Servicing Agent or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Supervisor, the Evaluator or the Fund/SERV Eligible Unit Servicing Agent;"

      J.  Section 8.02(b) of the Standard Terms and Conditions of
Trust shall be replaced in its entirety with the following:

     "(b) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust, and pay accrued and unpaid fees of the Evaluator, the Portfolio Supervisor, the Fund/SERV
Eligible Unit Servicing Agent, the Depositor and counsel in connection with such Trust, if any;"

     K.   Section  8.05 of the Standard Terms and  Conditions  of
Trust shall be amended to add the following paragraph immediately preceding the last paragraph of such section:

          "Any notice, demand, direction or instruction to be given to the Fund/SERV Eligible Unit Servicing Agent shall be in writing and shall be duly given if mailed or delivered to the Fund/SERV Eligible Unit Servicing Agent at 1001 Warrenville Road, Lisle, Illinois 60532, or at such other address as shall be specified by the Fund/SERV Eligible Unit Servicing Agent to the other parties hereto in writing.

     L. Section 6.01 shall be amended to add the following as paragraph (n):

          "(n) The Trustee may act, and may engage any corporation, partnership or other entity affiliated with The Bank of New York (an "Affiliated Entity") to act, as broker or dealer to execute transactions, including the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay to the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions."

     M. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, Section 3.14 shall be deleted in its entirety.

     N. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, Section 4.03 shall be deleted in its entirety and replaced with the following:

          " Section 4.03. Compensation for Services Provided. As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, evaluation services in its capacity as Evaluator, and for providing bookkeeping and other administrative services to the Trust of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors, L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which First Trust Advisors, L.P. provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by First Trust Advisors, L.P. for rendering the services described in this Section 4.03 and FTP Services LLC for rendering the services described in
     Section  3.17  to  unit  investment  trusts  of  which   the
     Depositor  is  the sponsor in any calendar year  exceed  the aggregate cost to First Trust Advisors, L.P. and FTP Services LLC of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from First Trust Advisors, L.P., which shall constitute the representation by First Trust Advisors, L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors, L.P. of providing portfolio supervisory, evaluation and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and/or Principal Accounts in accordance with Section 3.05.

     If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 4.03, the Trustee shall have the power to sell
(i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.03.

     Any moneys payable to First Trust Advisors, L.P. pursuant to this Section 4.03 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of
Section 6.04 herein."


     O. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, Section 4.03 shall be deleted in its entirety and replaced with the following:

          Section 4.05. Resignation and Removal of Portfolio Supervisor and/or Evaluator and/or Provider of Bookkeeping Services Described in Section 4.03; Successor. (a) First Trust Advisors, L.P. and any successor appointed as hereafter provided, in its capacity as Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping services described in Section 4.03, may resign and be discharged hereunder by executing an instrument of resignation in writing and filing the same with the Depositor and the Trustee, not less than sixty days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor to act in the capacity as to which the resignation applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning party and one copy to the successor. The Depositor or the Trustee may remove the Evaluator and/or Portfolio Supervisor and/or party performing bookkeeping and administrative services at any time upon thirty days' written notice and appoint a successor to act in the capacity to which the removed applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee, provided, however, that so long as First Trust Portfolios, L.P. is acting as Depositor, the Trustee shall have no power to remove any affiliate of the Depositor who may be acting in any such capacity or capacities. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the party removed and one copy to its successor. Notice of such resignation or removal and appointment of a successor shall be mailed by the Trustee to each Unit holder then of record.

    (b) Any successor evaluator and/or successor portfolio supervisor and/or provider of bookkeeping and administrative services described in Section 4.03, as appropriate, appointed hereunder, shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named herein and shall be bound by all the terms and conditions of this Indenture.

    (c) In case at any time the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall resign and no successor shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor and the Trustee, the resigning party may forthwith apply to a court of competent jurisdiction for the appointment of a successor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor.

   (d) Any corporation into which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder shall be a party, shall be the successor under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation.

    (e)   Any  resignation  or removal of  the  Evaluator  and/or
Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall become effective upon acceptance of appointment by the successor as provided in subsection (b) hereof.

     P. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, Section 3.05 (b) shall be deleted in its entirety and Section 3.05(d) shall refer to
Section 4.03 rather than Section 3.14.


     IN WITNESS WHEREOF, First Trust Portfolios, L.P., The Bank of New York and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.


                                 FIRST TRUST PORTFOLIOS L.P.,
                                       Depositor

                                    By   Jason T. Henry
                                         Senior Vice President


                                 THE BANK OF NEW YORK, Trustee

                                    By   Rosalia A. Koopman
                                         Vice President
[SEAL]

ATTEST:

Joan A. Currie
Vice President

                                 FIRST TRUST ADVISORS L.P.,
                                       Evaluator

                                    By   Jason T. Henry
                                         Senior Vice President


                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor

                                    By   Jason T. Henry
                                         Senior Vice President


                                    FTP SERVICES LLC, Fund/SERV
                                       Eligible Unit
                                       Servicing Agent

                                    By   Jason T. Henry
                                         Senior Vice President


                  SCHEDULE A TO TRUST AGREEMENT

                      SECURITIES DEPOSITED
                               IN

                THE FIRST TRUST GNMA, SERIES 101

(Note: Incorporated herein and made a part hereof is the "Portfolio" for Series 101 as set forth in the Prospectus and any other securities that may be deposited subsequent to the Initial Date of Deposit pursuant to this Trust Agreement.)



                  SCHEDULE B TO TRUST AGREEMENT

                THE FIRST TRUST GNMA, SERIES 101

           NOTICE OF DEPOSIT OF ADDITIONAL SECURITIES

     Dated: ____________, 2007


     Pursuant to Section 2.01 of the Trust Agreement dated January 18, 2007 among First Trust Portfolios L.P., as Depositor, The Bank of New York, as Trustee, First Trust Advisors L.P., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor (the "Trust Agreement"), the Depositor hereby certifies to the Trustee as follows:

          (a) The additional securities listed in Appendix A hereto are hereby deposited in trust and have a substantially equal percentage relationship between the principal amounts of the Securities of specified interest rates and years of maturity as specified in the Trust's prospectus dated January 18, 2007.

          (b)    In  accordance with Section 2.03  of  the  Trust
     Agreement, an additional ______________ Units should be issued as a result of the deposit referred to in (a) above. Taking into account the above Units, the total number of Units in the Trust issued as of the date of this notice is_____________

          (c) Taking into account that Units issued in (b) above, the fractional undivided interest in and ownership of the Trust represented by each Unit is _________


                              FIRST TRUST PORTFOLIOS L.P.


                              By __________________________